Exhibit 31.1

Certification of Chief Executive Officer pursuant to Exchange

Act Rules 13a-14 and 15d-14, as adopted pursuant to

Section 302 of Sarbanes-Oxley Act of 2002

I, Vincent J. Milano, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Idera Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Vincent J. Milano
Vincent J. Milano
Chief Executive Officer

Dated: March 16, 2017